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                                                                       Exhibit 2


                            Theodore H. Kruttschnitt
                         1350 Bayshore Blvd., Suite 850
                             Burlingame, CA  94010
                              Phone:  415-348-7425
                               Fax:  415-348-0273


                                            February 18, 1994


MERRILL LYNCH & CO.
  Merrill Lynch, Pierce, Fenner
    & Smith Incorporated
Alex. Brown & Sons Incorporated
c/o Merrill Lynch & Co.
  Merrill Lynch, Pierce, Fenner
    & Smith Incorporated
Merrill Lynch World Headquarters
North Tower
New York, New York  10281

Ladies and Gentlemen:

     Theodore H. Kruttschnitt (the "undersigned") is a securityholder of Hanover Direct, Inc. (the "Company"). The undersigned understands that the Company and certain securityholders of the Company (including the undersigned) plan to sell shares of the Company's common stock, par value $.66 2/3 per share ("Common Stock"), including shares subject to over-allotment options, to certain underwriters (the "Underwriters") represented by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Alex. Brown & Sons Incorporated. The Underwriters propose to offer such shares of Common Stock to the public (the "Offering").

     In order to induce the Underwriters to participate in the Offering, the undersigned represents and agrees that from the date of this letter until 180 days after the Registration Statement on Form S-3 relating to the sale of 10,000,000 shares of the Common Stock (the "Shares") (excluding the shares of Common Stock to be sold upon exercise of the Underwriters' over-allotment options) filed by the Company with the Securities and Exchange Commission, as amended (the "Registration Statement"), becomes effective, the undersigned will not, without the prior written consent of Merrill Lynch, directly or
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indirectly sell (or offer or contract to sell), transfer, pledge or otherwise dispose of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock, except that the undersigned may
(i) pledge such securities as collateral in a "margin" account with Bear, Stearns & Co. Inc. until pricing of the shares or Merrill Lynch and (ii) transfer such securities to Bear, Stearns & Co. Inc. or Merrill Lynch as a result of a margin call in connection with such account (in which case the transferee shall not be bound in any respect by the terms of this letter as to the transferred shares).

     This letter agreement shall be of no further effect upon the earliest to occur of (i) May 31, 1994, if the Registration Statement is not declared effective by the Securities and Exchange Commission prior to such date; (ii) the withdrawal of the Registration Statement from the Securities and Exchange Commission by the Company; or (iii) upon the determination by Merrill Lynch prior to May 31, 1994 to postpone the Offering to a date after May 31, 1994.

     This letter agreement will have no force or effect past the date of the filing of Amendment No. 1 to the Registration Statement unless by such date Merrill Lynch has delivered to the undersigned letter agreements (the "Lock-up Letters") preventing other securityholders participating in the Offering, North American Resources Limited and each director and executive officer of the Company from selling any shares of Common Stock or any securities convertible into or exchangeable for any shares of Common Stock or any securities convertible into or exchangeable for any shares of Common Stock for a period beginning on the filing of Amendment No. 1 to the Registration Statement until 180 days after the effective date of the Registration Statement; provided, however, that in the case of Sun Life Insurance Company of America, such 180 day period shall be 90 days.

     This also confirms our understanding that in the event Merrill Lynch releases any of the Lock-up Letters in order to permit any other securityholder participating in the Offering, North American Resources Limited or any director or executive officer of the Company to sell any shares of Common Stock or any securities convertible into or exchangeable for any shares of Common Stock during the term of this letter agreement, this letter agreement shall be of no further effect on and as of the date Merrill Lynch grants such permission. Merrill Lynch agrees to immediately notify the undersigned if any such permission is granted.

     This letter will further confirm that the undersigned has not taken, and until 180 days after the effective date of the Registration Statement, will not take, directly or indirectly, any action which might result in the stabilization of the price of the Common Stock.





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     This letter may be relied upon by the Company, the Underwriters and the undersigned.

                                                   Very truly yours,



                                                   /s/ Theodore H. Kruttschnitt
                                                   ----------------------------
                                                   Theodore H. Kruttschnitt


Confirmed and accepted as of
the date first above written:


MERRILL LYNCH & CO.
  Merrill Lynch, Pierce, Fenner &
    Smith Incorporated
ALEX. BROWN & SONS INCORPORATED

By: MERRILL LYNCH & CO.
       Merrill Lynch, Pierce, Fenner &
         Smith Incorporated


By: /s/ Jerry H. Marcus
    -------------------
    Name:  Jerry H. Marcus
    Title:  Director


On behalf of themselves and each of the
Underwriters





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